UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
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RAIT INVESTMENT TRUST
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RAIT INVESTMENT TRUST
c/o RAIT Partnership, L.P.
1818 Market Street, 28th Floor
Philadelphia, PA 19103

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To Be Held May 23, 2006

To the Shareholders of RAIT INVESTMENT TRUST:

Notice is hereby given that the annual meeting (the “Meeting”) of shareholders of RAIT INVESTMENT TRUST, a Maryland real estate investment trust (“RAIT”), will be held at RAIT’s offices at 1818 Market Street, 28th floor, Philadelphia, Pennsylvania, on Tuesday, May 23, 2006, at 10:00 A.M., Philadelphia time, for the following purposes:

1. To elect eight trustees to serve until the next annual meeting of shareholders in 2007.

2. To approve the selection of Grant Thornton LLP as independent public accountants for RAIT for the fiscal year ending December 31, 2006.

3. To transact such other business as may properly be brought before the Meeting and any adjournment, postponement or continuation thereof.

Only shareholders of record on the books of RAIT at the close of business on March 24, 2006 will be entitled to notice of and to vote at the Meeting or any adjournments thereof. A list of shareholders entitled to vote at the Meeting will be available for inspection at the Meeting and at the offices of RAIT at 1818 Market Street, 28th Floor, Philadelphia, Pennsylvania 19103. The stock transfer books will not be closed.

SHAREHOLDERS CAN HELP AVOID THE NECESSITY AND EXPENSE OF SENDING FOLLOW-UP LETTERS TO ASSURE A QUORUM BY PROMPTLY RETURNING THE ENCLOSED PROXY. THE ENCLOSED ADDRESSED ENVELOPE REQUIRES NO POSTAGE AND YOU MAY REVOKE YOUR PROXY AT ANY TIME BEFORE ITS USE.

By order of the Board of Trustees

/s/  Jonathan Z. Cohen
Jonathan Z. Cohen
Secretary

April 12, 2006

RAIT INVESTMENT TRUST
PROXY STATEMENT ANNUAL MEETING OF SHAREHOLDERS
GENERAL
VOTING AT THE MEETING
PROPOSAL 1. ELECTION OF TRUSTEES
PROPOSAL 2. APPROVAL OF ACCOUNTANTS
OTHER MATTERS
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
NON-TRUSTEE EXECUTIVE OFFICERS
TRUSTEE AND EXECUTIVE OFFICER COMPENSATION
SUMMARY COMPENSATION TABLE
CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
PERFORMANCE GRAPH
SECTION 16( a ) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
SHAREHOLDER PROPOSALS AND NOMINATIONS
ANNUAL REPORT AND REPORT ON FORM 10 -K
APPENDIX A

RAIT INVESTMENT TRUST
c/o RAIT Partnership, L.P.
1818 Market Street, 28th Floor,
Philadelphia, PA 19103

PROXY STATEMENT
ANNUAL MEETING OF SHAREHOLDERS

GENERAL

Introduction

The annual meeting (the “Meeting”) of shareholders of RAIT Investment Trust (“RAIT”) will be held on Tuesday, May 23, 2006, at 10:00 A.M., Philadelphia time, at RAIT’s offices at 1818 Market Street, 28th floor, Philadelphia, Pennsylvania, for the purposes set forth in the accompanying notice. Only shareholders of record at the close of business on March 24, 2006 will be entitled to notice of and to vote at such Meeting.

This statement is furnished in connection with the solicitation by the Board of Trustees of RAIT (the “Board of Trustees”) of proxies from holders of RAIT’s common shares of beneficial interest, par value $0.01 per share (the “Common Shares”), to be used at such Meeting, and at any and all adjournments thereof. Proxies in the accompanying form, properly executed and duly returned to RAIT, and not revoked, will be voted at the Meeting and any and all adjournments thereof.

This proxy statement and the accompanying form of proxy will be sent on or about April 14, 2006 to shareholders of record as of March 24, 2006.

Revocation of Proxy

If a proxy in the accompanying form is executed and returned, it may nevertheless be revoked at any time before its exercise by giving written notice of revocation to the Secretary of RAIT at its Philadelphia address stated herein, by submitting a later dated proxy or by attending the Meeting and voting in person.

Expenses and Manner of Solicitation

The cost of soliciting proxies will be borne by RAIT. Trustees, officers and regular employees of RAIT may solicit proxies either personally, by letter or by telephone. Such trustees, officers and employees will not be specifically compensated for soliciting such proxies. RAIT expects to reimburse banks, brokers, and other persons for their reasonable out-of-pocket expenses in handling proxy materials for beneficial owners of the Common Shares.

VOTING AT THE MEETING

At the Meeting, only those holders of Common Shares at the close of business on March 24, 2006, the record date, will be entitled to vote. As of the record date, 27,901,556 Common Shares were outstanding. Each holder is entitled to one vote per share on each matter of business properly brought before the Meeting. Shareholders do not have cumulative voting rights. RAIT has an authorized capitalization of 225,000,000 shares of beneficial interest, consisting of 200,000,000 Common Shares and 25,000,000 preferred shares of beneficial interest, par value $0.01 per share.

The presence at the Meeting in person or by proxy of holders of outstanding Common Shares entitled to cast a majority of all the votes entitled to be cast at the meeting will constitute a quorum. In order to be elected as a trustee as described in Proposal 1 below, a nominee must receive a plurality of all the votes cast at the Meeting at which a quorum is present, which means that the nominees with the most votes are elected. The affirmative vote of the holders of at least a majority of the votes cast at the Meeting at which a quorum is present is required to approve the selection of Grant Thornton LLP as RAIT’s independent public accountants as described in Proposal 2 below. For any other matter which may properly come before the meeting, the affirmative vote of the holders of at least a majority of the votes cast at the Meeting at which a quorum is present is required, either in person or by proxy, for approval, unless otherwise required by law.

Any proxy not specifying to the contrary, and not designated as broker non-votes as described below, will be voted FOR:

•	the election of the trustees; and

•	the approval of the selection of Grant Thornton LLP as independent public accountants for RAIT for the fiscal year ending December 31, 2006.

Should any matters not described above be properly presented at the meeting, the persons named in the proxy form will vote in accordance with their judgment. The proxy form authorizes these persons, in their discretion, to vote upon such matters as may properly be brought before the meeting or any adjournment, postponement in continuation thereof.

Common Shares represented at the Meeting in person or by proxy but not voted on one or more proposals will be included in determining the presence of a quorum, but will not be considered cast on any proposal on which they were not voted. A failure by brokers to vote Common Shares held by them in nominee name will mean that such Common Shares will not be counted for the purposes of establishing a quorum and will not be voted. If a broker does not receive voting instructions from the beneficial owner of Common Shares on a particular matter and indicates on the proxy delivered with respect to such Common Shares that it does not have discretionary authority to vote on that matter, which is referred to as a broker “non-vote,” those Common Shares will be considered as present for the purpose of determining whether a quorum exists, but will not be considered cast on any proposal on which they were not voted. Brokers that are member firms of the New York Stock Exchange and who hold Common Shares in street name for customers generally have the discretion to vote those Common Shares with respect to certain matters, including the election of trustees and the approval of the selection of accountants, if they have not received instructions from the beneficial owners. With respect to the election of trustees described in Proposal 1 below, votes that are withheld and broker “non-votes” will not be included in the vote. With respect to selection of Grant Thornton LLP described in Proposal 2 below or with respect to any other matter properly brought before the Meeting requiring the affirmative vote of the holders of at least a majority of the votes cast at the Meeting at which a quorum is present, either in person or by proxy, for approval:

•	abstentions will be counted as votes cast on any matter and will have the effect of a vote against the relevant proposal, and

•	broker “non-votes” will not be counted as votes cast on any matter, and will have no effect on the results of the votes with respect to such proposals and other matters.

PROPOSAL 1.  ELECTION OF TRUSTEES

Trustees

The By-Laws of RAIT provide that the number of trustees shall be fixed by resolution of the Board of Trustees, provided that there shall be a minimum of three and a maximum of nine trustees. The Board of Trustees has fixed the number of trustees at eight. All trustees are elected for a term of one year or until their successors are elected and qualified. The Board of Trustees, upon the recommendation of its Nominating and Governance Committee, has nominated Betsy Z. Cohen, Edward S. Brown, Jonathan Z. Cohen, S. Kristin Kim, Arthur Makadon, Joel R. Mesznik, Daniel Promislo and R. Randle Scarborough for election at the Meeting for a term to expire at the 2007 annual meeting or until their successors are elected or appointed. The Board of Trustees unanimously recommends a vote FOR each of the nominees named in Proposal 1.

It is the intention of the persons named in the enclosed proxy, in the absence of a contrary direction, to vote for the election of all of the current trustees. Should any of the nominees become unable or refuse to accept nomination or election as a trustee, the persons named as proxies intend to vote for the election of such other person as the Nominating and Governance Committee of the Board of Trustees may recommend. The Board of Trustees knows of no reason why any of the nominees might be unable or refuse to accept nomination or election.

Information is set forth below regarding the principal occupation of each nominee. There are no family relationships among the trustees, nominees and executive officers of RAIT, except that:

•	Jonathan Z. Cohen, who is currently the Vice-Chairman of the Board of Trustees, a trustee and the Secretary of RAIT, is the son of Betsy Z. Cohen, Chairman of the Board of Trustees and Chief Executive Officer of RAIT, and

•	Jay R. Cohen, who resigned as an Executive Vice President of RAIT effective January 1, 2006, is a cousin of Mrs. Cohen.

Names of Trustees, Principal Occupations and Other Information

Betsy Z. Cohen, age 64, has served as the Chairman, Chief Executive Officer and trustee of RAIT since its founding in August 1997. Mrs. Cohen has been the Chairman of the Board of The Bancorp Bank (“Bancorp”), a commercial bank, since November 2003 and a director of The Bancorp, Inc. (“Bancorp Inc.”), a registered bank holding company for Bancorp, since September 2000 and the Chief Executive Officer of both Bancorp and Bancorp Inc. since September 2000. Mrs. Cohen served as a director of Hudson United Bancorp (a bank holding company), the successor to JeffBanks, Inc., from December 1999 until July 2000 and as the Chairman of the Jefferson Bank Division of Hudson United Bank (Hudson United Bancorp’s banking subsidiary) from December 1999 through March 2000. Before the merger of JeffBanks, Inc. with Hudson United Bancorp in December 1999, Mrs. Cohen had been Chairman and Chief Executive Officer of JeffBanks, Inc. since its inception in 1981 and also served as Chairman and Chief Executive Officer of each of its subsidiaries, Jefferson Bank, which she founded in 1974, and Jefferson Bank New Jersey, which she founded in 1987. From 1985 until 1993, Mrs. Cohen was a director of First Union Corp. of Virginia (a bank holding company) and its predecessor, Dominion Bancshares, Inc. In 1969, Mrs. Cohen co-founded a commercial law firm and served as a senior partner until 1984. Mrs. Cohen is also a director of Aetna, Inc. (an insurance company). See “Certain Relationships and Related Party Transactions” regarding Bancorp Inc. and Bancorp.

Edward S. Brown, age 65, has served as a trustee of RAIT since June 1999. Mr. Brown has been President of The Edward S. Brown Group (a real estate development company) since 1985.

Jonathan Z. Cohen, age 35, has served as a trustee of RAIT since September 1997, as the Secretary of RAIT since February 1998 and as Vice-Chairman of the Board of Trustees since October 2003. Mr. Cohen has served in the following capacities for the following periods at Resource America, Inc. (“Resource America”) (a specialized asset manager in financial fund management, real estate and equipment finance): President since 2003, Chief Executive Officer since 2004, director since 2002, Chief Operating Officer from 2002 to 2004, Executive Vice President from 2001 to 2003 and Senior Vice President from 1999 to 2001. Since its formation in 1999, he has been Vice Chairman of the Managing Board of Atlas Pipeline Partners GP, LLC, the general partner of Atlas Pipeline

Partners, L.P. (a natural gas pipeline company). Since 2000, he has also served as Vice Chairman of Atlas America, Inc. (an energy company). Mr. Cohen has been the Chief Executive Officer, President and a director of Resource Capital Corp. (a real estate investment trust) since March 2005. Mr. Cohen also has been the Chairman of The Richardson Group, Inc. (“Richardson”) (a sales consulting company) since 1999.

S. Kristin Kim, age 42, has served as a trustee of RAIT since October 2003. Ms. Kim has been President of AllLearn, an online education venture among Oxford, Stanford, and Yale universities since November 2002, having joined AllLearn in January 2001 as its General Counsel. From 1999 to 2001, Ms. Kim held several senior positions at Harvard University’s John F. Kennedy School of Government, including Director for New Initiatives. From 1989 to 1999, she was an attorney at the law firm of Simpson Thacher & Bartlett.

Arthur Makadon, age 63, has served as trustee of RAIT since July 2002. Mr. Makadon has served as the Chairman of Ballard, Spahr, Andrews & Ingersoll, LLP (“Ballard Spahr”) (a law firm) since July 2002. Before that, since 1984, Mr. Makadon was Chairman of Ballard Spahr’s litigation department. Since 1996, Mr. Makadon has served as a trustee of the University of Pennsylvania.

Joel R. Mesznik, age 60, has served as a trustee of RAIT since its founding in August 1997. Mr. Mesznik has been President of Mesco Ltd. since its inception in 1990. Mesco Ltd. is a corporate financial advisory firm providing advisory services related to international financial transactions in a variety of industries. From 1976 to 1990, Mr. Mesznik was affiliated with Drexel Burnham Lambert, Inc. including, from 1976 to 1987, serving as head of its Public Finance Department. Mr. Mesznik is a director of several private companies and the general partner of several private real estate limited partnerships. Since 1993, Mr. Mesznik has served as a director of Pharma/wHealth Management Company S.A., which manages Pharma/wHealth, a Luxembourg stock exchange-listed open end fund investing in the healthcare sector. Since 1999, Mr. Mesznik has served as a director of Greenfield Online, Inc., a NASDAQ National Market-listed internet-based data supplier to the marketing research industry. From 2000 until its sale in 2003, Mr. Mesznik served as a director of Incentive Capital Group AG, a Swiss stock exchange-listed investment company. From June 1998 to July 2001 Mr. Mesznik served as a director of TRM Corporation, a convenience services company and, from May 1999 to July 2001, as the Vice Chairman of its Board of Directors.

Daniel Promislo, age 73, has served as a trustee of RAIT since its founding in August 1997. Mr. Promislo has been President since 1991 and a director since 1975 of Historical Documents Co. and was the founder and has been President of Historical Souvenir Co. (souvenir manufacturers) since its inception in 1957. He has also served as Managing Director (from 1998 to 2001) and was a past partner (from 1977 to 1994) of Wolf, Block, Schorr and Solis-Cohen (a law firm). From 1994 to 2003, he served as a director, and from 1996 to October 1997 was the Chairman of the Board of Directors, of WHYY, Inc. (the principal public television station in the Philadelphia metropolitan area).

R. Randle Scarborough, age 61, has served as a trustee at RAIT since January 2006. Mr. Scarborough has been the managing member of Scarborough Properties, LLC, a real estate development company, since 1980.

Information Concerning the Board of Trustees and Certain Committees

The Board of Trustees held a total of ten meetings during fiscal 2005. The Board of Trustees currently has four committees: the Audit Committee, the Compensation Committee, the Investment Committee and the Nominating and Governance Committee. The committees on which trustees serve, the chairman of each committee, and the number of meetings held during 2005 are set forth below.

Nominating and
Board Member	Audit	Compensation	Governance	Investment(1)

Betsy Z. Cohen				Chairman
Edward S. Brown	Chairman	X	X	X
Jonathan Z. Cohen				X
S. Kristin Kim			X	X
Arthur Makadon			Chairman	X
Joel R. Mesznik	X	X	X	X
Daniel Promislo	X	Chairman		X
Meetings held in 2005	10	6	2	22

(1)	The membership of the Investment Committee rotated in 2005 in the manner described in “— Investment Committee” below.

During fiscal 2005, all trustees attended at least 75% of the aggregate of (a) the total number of meetings of the Board of Trustees held during the period for which the trustee had been a trustee and (b) the total number of meetings held by all committees of the Board of Trustees on which the trustee served during the periods that the trustee served. Mr. Scarborough did not join the Board of Trustees until January 2006 and does not serve on any committee of the Board of Trustees at this time. Ms. Kim joined the Audit Committee in January 2006. It is the policy of the Board of Trustees that all trustees attend the annual meeting of shareholders of RAIT, if practicable. Five of the trustees of RAIT attended RAIT’s 2005 Annual Meeting of Shareholders.

The Common Shares are listed on the New York Stock Exchange (the “NYSE”) under the symbol “RAS” and RAIT is subject to the NYSE’s listing standards. The Board of Trustees has determined that Mr. Brown, Ms. Kim, Mr. Makadon, Mr. Mesznik, Mr. Promislo and Mr. Scarborough each satisfy the requirement for independence set out in Section 303A.02 of the Rules of the NYSE and that each of these trustees has no relationships with RAIT (other than being a trustee and/or a shareholder of RAIT). In addition, the Board of Trustees determined that each of these trustees meet the definition of an independent trustee set forth in RAIT’s Declaration of Trust.

RAIT has adopted a Code of Business Conduct and Ethics (the “Code of Business Conduct”) for RAIT’s trustees, officers and employees intended to satisfy NYSE listing standards and the definition of a “code of ethics” set forth in Item 406 of Regulation S-K. RAIT has also adopted Trust Governance Guidelines and charters for the Audit, Compensation, Investment and Nominating and Governance Committees of the Board of Trustees intended to satisfy NYSE listing standards. RAIT’s Trust Governance Guidelines, Code of Business Conduct and these charters are available on RAIT’s website at www.raitinvestmenttrust.com and are available in print to any shareholder who requests it. Please make any such request in writing to RAIT Investment Trust, c/o RAIT Partnership, L.P., 1818 Market Street, 28th Floor, Philadelphia, PA 19103, Attention: Investor Relations.

As set forth in RAIT’s Trust Governance Guidelines and in accordance with NYSE listing standards, the non-management trustees meet in executive session quarterly without management. The trustee who presides at these meetings is rotated each meeting among the chairs of the Audit Committee, Compensation Committee and Nominating and Governance Committee. Interested parties may communicate directly with the non-management trustees by sending their communications to RAIT’s internal auditor, Accume Partners (“Accume”), 341 New Albany Road, Suite 100, Moorestown, NJ 08057. Shareholders may send communications to the Board of Trustees by sending them to Accume as well. Accume will forward these communications to the Chairman of the Audit Committee who will distribute them as appropriate.

Audit Committee

The Audit Committee is appointed by the Board of Trustees to assist Board of Trustee oversight of:

•	the integrity of RAIT’s financial statements,

•	RAIT’s compliance with legal and regulatory requirements,

•	the independent auditor’s qualifications and independence, and

•	the performance of RAIT’s internal audit function and independent auditors.

The Audit Committee also prepares the audit committee report required by the rules of the Securities and Exchange Commission to be included in RAIT’s annual proxy statement. The Audit Committee has adopted the audit and non-audit services pre-approval guidelines attached as Appendix A to this Proxy Statement. Ms. Kim joined the Audit Committee in January 2006. The Board of Trustees has determined that Mr. Brown, Ms. Kim, Mr. Mesznik and Mr. Promislo meet the independence standards for audit committee members set forth in the listing standards of the NYSE, including those set forth in Rule 10A-3(b)(1) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and that Mr. Brown qualifies as an “audit committee financial expert” as that term is defined in applicable rules and regulations of the Exchange Act.

Audit Committee Report

In connection with the preparation and filing of RAIT’s Annual Report on Form 10-K for the year ended December 31, 2005 (the “Annual Report”):

(1) the Audit Committee reviewed and discussed the audited financial statements to be included in the Annual Report with RAIT’s management;

(2) the Audit Committee discussed with RAIT’s independent auditors, Grant Thornton LLP (“Grant Thornton”), the matters required to be discussed by Statement of Accounting Standards 61;

(3) the Audit Committee received and reviewed the written disclosures and the letter from Grant Thornton required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and has discussed with Grant Thornton the independence of Grant Thornton and satisfied itself as to Grant Thornton’s independence; and

(4) based on the review and discussions referred to above, the Audit Committee recommended to the Board of Trustees of RAIT that the audited financial statements be included in the Annual Report.

The Audit Committee of the Board of Trustees of RAIT Investment Trust has provided this report. This report shall not be deemed incorporated by reference by any general statement incorporating this Proxy Statement into any filing under the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended (collectively, the “Acts”), except to the extent RAIT specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

The Audit Committee of the Board of Trustees:

Edward S. Brown, Chairman
S. Kristin Kim
Joel R. Mesznik
Daniel Promislo

Compensation Committee

The Compensation Committee is appointed by the Board of Trustees to have direct responsibility for approving the compensation of the Chief Executive Officer and certain other officers and the non-management trustees of RAIT as described in the “Compensation Committee Report on Executive Compensation” below. At all times during 2005, the Compensation Committee has had direct responsibility for:

•	administering RAIT’s equity-based compensation plans and

•	reviewing any extraordinary compensatory payments to any employee of RAIT.

All of the members of this committee have been determined by the Board of Trustees to be independent under applicable NYSE listing standards.

Compensation Committee Interlocks and Insider Participation

None of the members of the Compensation Committee was formerly an officer of RAIT or any of its subsidiaries or was, during fiscal 2005, an officer or employee of RAIT or any of its subsidiaries. No executive officer of RAIT was a director of another entity, any of whose executive officers served on RAIT’s Compensation Committee. No executive officer of RAIT was a member of the compensation committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity, any of whose executive officers served on the Board of Trustees or Compensation Committee.

Compensation Committee Report on Executive Compensation

During 2005, the Compensation Committee has had direct responsibility for approving the compensation of RAIT’s Chief Executive Officer, its other executive officers (defined below) and the non-management trustees of RAIT. The term “executive officer” has the same meaning specified for the term “officer” in Rule 16a-1(f) under the Securities Exchange Act of 1934, as amended. The Compensation Committee also has had direct responsibility for administering RAIT’s equity-based compensation plans and reviewing any extraordinary compensatory payments to any employee of RAIT. Pursuant to these responsibilities, in 2005 the Compensation Committee reviewed the compensation of six executive officers and one other employee of RAIT and grants of equity compensation under the RAIT Investment Trust 2005 Equity Compensation Plan (the “Equity Compensation Plan”). The Chief Executive Officer sets the compensation of anyone whose compensation is not set by the Compensation Committee and reports to the Compensation Committee on the basis for any such compensation to the extent the Compensation Committee deems advisable. The Compensation Committee has reviewed information that was provided by a compensation consulting firm in making its compensation determinations.

Executive Officer Compensation Policies

RAIT’s compensation policies seek to compensate and reward executive officers for their contribution to the success of RAIT and to provide appropriate compensation packages to attract, motivate and retain talented executive officers. The executive compensation program is designed to reward performance that is directly relevant to RAIT’s short-term and long-term success and goals and, as such, is structured with three components: base salary, annual bonuses and long-term incentives. The Compensation Committee believes that the long-term commitment of RAIT’s current management team is a crucial factor in its future performance. To ensure the long-term commitment of key members of RAIT’s management team, RAIT entered into employment agreements with two of its executive officers in 2002: RAIT’s Chairman and Chief Executive Officer and RAIT’s President and Chief Operating Officer. These employment agreements are described in detail under “Employment Agreements” below. The Compensation Committee at least annually reviews the base salary, bonus and other compensation payable pursuant to these employment agreements.

Base Salary

Base salaries are not intended to compensate individuals for extraordinary performance or for above-average Company performance. Base salaries for executive officers are determined in part relative to pay practices in other real estate financing and/or asset management businesses and REITs, and in part by an assessment of individual performance relative to responsibilities and objectives for performance.

Bonus Plan

Executive officers are eligible to receive annual bonuses, which are generally based on RAIT’s overall performance during the preceding year and the individual’s specific contribution to that performance. RAIT does not have a defined bonus pool. The Compensation Committee, in its discretion, determines the allocation and amount of annual bonus payments to executive officers. No formula performance measures have been established for determining the amount of bonus awards; however, the Compensation Committee considers both individual contribution to the overall performance of RAIT and the performance of the individual relative to expectations.

Long-Term Incentives

General.  Long-term incentives are designed to focus executive officers on the long-term goals and performance of RAIT and to provide reward based on a composite of factors including RAIT’s performance relative to the performance of others in its sector both as to return on equity and other industry appropriate financial measures. The particular plans are intended to encourage the participants to strive to achieve the long-term success of RAIT and to remain with RAIT in order to fully benefit from the plans.

Equity Compensation Plan.  The Equity Compensation Plan was amended and restated in May 2005 to permit grants of a variety of types of equity compensation, including phantom units, to employees of RAIT. In 2005, the Compensation Committee granted phantom units to each of RAIT’s executive officers. These phantom units are redeemable for the equivalent number of RAIT’s common shares on the date of redemption. Redemption dates and vesting for phantom units issued to employees are determined by the Compensation Committee at the time of grant. Participation in the Equity Compensation Plan is at the discretion of the Compensation Committee and is determined by potential contribution to, or impact upon, the overall performance of RAIT by the employee.

Savings Plan.  RAIT’s 401(k) Plan offers eligible employees the opportunity to make long-term investments on a regular basis through salary contributions, which are supplemented by matching Company contributions in the form of Common Shares. During 2005, RAIT matched 75% of the employee contributions with Common Shares. Any matching contribution made by RAIT pursuant to this plan vests 20% per year of service. While participation in this plan is at the discretion of the qualified employee, the intent was, and remains, to reward all employees, including executive officers, based on the long-term success of RAIT as measured by the return to shareholders.

Chief Executive Officer Compensation

RAIT’s Chief Executive Officer has a compensation program that is generally governed by her employment agreement and combines base salary, cash bonuses and long-term incentive compensation, consisting of grants of phantom units and a supplemental executive retirement plan (“SERP”) established pursuant to her employment agreement. The Compensation Committee annually reviews RAIT’s performance, evaluates the Chief Executive Officer’s contributions to that performance and sets the Chief Executive Officer’s compensation level based on this evaluation, the other factors discussed below and in accordance with the terms of the Chief Executive Officer’s employment agreement with RAIT. In determining the long-term incentive component of Chief Executive Officer compensation, the Compensation Committee considers RAIT’s performance and relative shareholder return, the value of similar incentive awards to Chief Executive Officers at comparable companies and the awards given to the Chief Executive Officer in past years.

The Compensation Committee determined to increase Mrs. Cohen’s base salary from an annual rate of $650,000 to $700,000 as of October 2005. The Compensation Committee further determined to award Mrs. Cohen a bonus of $800,000 relating to 2005 paid January 2006, a retention bonus of $42,300, and granted her 2,405 phantom units in July 2005. In making these determinations, the Compensation Committee took particular note of RAIT’s increase in revenues, earnings, total dividends paid and total assets from the previous fiscal year, the cumulative total return on the Common Shares since RAIT’s initial public offering as compared to the cumulative total return of the S&P 500 Index and the National Association of Real Estate Investment Trusts (NAREIT) Mortgage REIT Index, and the NAREIT Hybrid REIT Index, and an additional offering of RAIT’s securities completed in 2005. In addition, the Compensation Committee considered the compensation of chief executive officers at comparable companies. Certain comparability information and related advice were provided to the Compensation Committee by a compensation consulting firm. The Compensation Committee believes that the leadership of Mrs. Cohen was a principal reason that RAIT was able to produce such results and that Mrs. Cohen was instrumental in completing this additional offering, which together signified RAIT’s consistent superior performance and the capital markets’ recognition of the value of that performance. The Compensation Committee reviewed the tally sheet copied below setting forth Mrs. Cohen’s compensation which was prepared internally:

Component	Amount Earned/Granted	Description

Base Salary	$655,769	The Compensation Committee determined to increase Mrs. Cohen’s base salary from an annual rate of $650,000 to $700,000 as of October 2005. The Compensation Committee further determined to award Mrs. Cohen a bonus of $800,000 relating to 2005 paid January 2006, a retention bonus of $42,300, and granted her 2,405 phantom units in July 2005., In making these determinations, the Compensation Committee took particular note of RAIT’s increase in revenues, earnings, total dividends paid and total assets from the previous fiscal year, the cumulative total return on the Common Shares since RAIT’s initial public offering as compared to the cumulative total return of the S&P 500 Index and the National Association of Real Estate Investment Trusts (NAREIT) Mortgage REIT Index, and the NAREIT Hybrid REIT Index, and an additional offering of RAIT’s securities completed in 2005. In addition, the Compensation Committee considered the compensation of chief executive officers at comparable companies. The Compensation Committee believes that the leadership of Mrs. Cohen was a principal reason that RAIT was able to produce such results and that Mrs. Cohen was instrumental in completing this additional offering, which together signified RAIT’s consistent superior performance and the capital markets’ recognition of the value of that performance.
Annual Incentive	Target: n/a Actual earned: n/a $800,000 discretionary bonus $42,300 retention bonus	See description above under “Base Salary.”
Stock Options	Number granted: None Exercise price: n/a Vesting: n/a Grant value: n/a
Restricted Stock	Number granted: 2,405 Phantom Units	See description above under “Base Salary.”

Component	Amount Earned/Granted	Description

Vesting: Fully vested at grant date Grant value: $75,012 Dividend equivalents paid:$2,935
Performance Shares	Minimum: None Target: n/a Maximum: n/a Actual earned: n/a Grant value: n/a
Deferred compensation	401-K Match:$13,500	RAIT’s 401(k) Plan offers eligible employees the opportunity to make long-term investments on a regular basis through salary contributions, which are supplemented by matching contributions by RAIT in the form of Common Shares. During 2005, RAIT matched 75% of the employee contributions with Common Shares. Any matching contribution made by RAIT pursuant to this plan vests 20% per year of service. While participation in this plan is at the discretion of the qualified employee, the intent was, and remains, to reward all employees, including executive officers, based on the long-term success of RAIT as measured by the return to shareholders.
Supplemental retirement benefit	Compensation expense recognized for the year ended December 31, 2005, relating to RAIT’s obligations under the SERP: $946,782	Mrs. Cohen’s employment agreement provides for the establishment of a SERP for Mrs. Cohen. Mrs. Cohen will be fully vested in the amount of the SERP benefit earned and the benefit will be fully accrued upon (i) her attainment of age 65, which will occur in October 2006, (ii) upon the occurrence of a change of control, or (iii) in the event that she is terminated by RAIT without cause or resigns for good reason, as defined above.
The present value of this benefit is calculated based on certain actuarial assumptions as well as estimates of market returns and the amount of Mrs. Cohen’s future salary. The normal retirement benefit is equal to 60% of Mrs. Cohen’s average base plus incentive compensation for the three years preceding the termination of employment, less

Component	Amount Earned/Granted	Description

social security benefits, increasing by 0.5% for each month of employment after Mrs. Cohen reaches age 65. Mrs. Cohen’s rights in the SERP benefit vest 25% for each year of service after October 31, 2002. She is currently 75% vested and will be 100% vested in October 2006. One-half of Mrs. Cohen’s normal retirement benefit shall be satisfied by the delivery to Mrs. Cohen of 58,912 Common Shares on her retirement date, regardless of the fair market value of the Common Shares at such retirement date.
The employment agreement provides that RAIT shall establish a trust to serve as the funding vehicle for the SERP benefits and shall make contributions to the trust in such amounts or in such number of the Common Shares as RAIT reasonably determines to be sufficient to provide the present value of the benefit as accrued at the time of the contribution. RAIT established a trust to serve as the funding vehicle for the SERP benefit and has deposited 58,912 Common Shares and $1.4 million in this trust since its inception. Based upon current actuarial calculations, RAIT will have to fund an additional $500,000 in cash to the trust, in order to satisfy this commitment. For the years ended December 31, 2005, 2004 and 2003, RAIT recognized $947,000, $723,000 and $619,000 of compensation expenses, respectively, with regard to the required stock and cash contributions. Upon a change of control of RAIT, RAIT has agreed to immediately contribute to the trust an amount sufficient to permit the full payment of the SERP benefit due to Mrs. Cohen at age 65. Notwithstanding the establishment of a trust, RAIT’s obligation to pay the benefit constitutes a general, unsecured obligation of RAIT, payable out of its general assets, and the assets of

Component	Amount Earned/Granted	Description

the trust will be available to pay the claims of RAIT’s creditors.
Executive perquisites	Breakdown of the market value of various perquisites: none
Gross-ups (if any)	Breakdown of gross-ups for any pay component: none
Severance associated with change-in-control	$4.1 million	Double trigger. This severance arrangement is included in Mrs. Cohen’s employment agreement entered into on January 23, 2002 with an effective date of October 1, 2001.
Severance (Termination scenario under “for cause” and “not for cause”)	For cause: accrued salary outstanding Not for cause: same as change-in- control
Post retirement package	None
Estimated Total Package	$2,536,298	Does not include severance.

Section 162(m) of the Internal Revenue Code

The Compensation Committee periodically reviews the potential implications of Section 162(m) of the tax code. This section precludes a public corporation from taking a tax deduction for individual compensation in excess of $1 million for its named executive officers unless the compensation is performance-based within the meaning of Section 162(m). Although the Compensation Committee will consider various alternatives for preserving the deductibility of compensation payments, the Compensation Committee reserves the right to award compensation to RAIT’s executives, and in fact has done so with respect to RAIT’s Chief Executive Officer, that may not qualify under Section 162(m) as deductible compensation.

No Incorporation By Reference

The Compensation Committee of the Board of Trustees of RAIT Investment Trust has provided this report. This report and related disclosure, including the Performance Graph, shall not be deemed incorporated by reference by any general statement incorporating this Proxy Statement into any filing under the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended (collectively, the “Acts”), except to the extent RAIT specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

Members of the Compensation Committee:

Daniel Promislo, Chairman
Edward S. Brown
Joel R. Mesznik

Investment Committee

The Investment Committee is established by the Board of Trustees to assist the Board of Trustees by reviewing all current management investment practices and evaluating and monitoring all existing and proposed investments by RAIT. The Chairman of the Board of Trustees is the Chairman of the Investment Committee and appoints the other members of the Investment Committee. The Investment Committee consists of five trustees comprised of Mrs. Cohen, the Chairman of the Investment Committee, Mr. Cohen, the Vice-Chairman of the Investment Committee, and three other trustees determined on a rotating basis. As a result, the Investment Committee was comprised during 2005 of Mrs. Cohen and Mr. Cohen and the following trustees during the periods indicated: Mr. Brown, Mr. Makadon and Mr. Promislo from January 1, 2005 until May 17, 2005, Mr. Brown, Ms. Kim and

Mr. Makadon from May 18, 2005 until November 17, 2005 and Ms. Kim, Mr. Makadon and Mr. Promislo from November 18, 2005 until December 31, 2005.

Nominating and Governance Committee

The Nominating and Governance Committee is appointed by the Board of Trustees to:

•	assist RAIT and the Board of Trustees in maintaining an effective and knowledgeable Board of Trustees, including assisting the Board of Trustees by identifying individuals qualified to become trustees and recommending to the Board of Trustees the trustee nominees for the next annual meeting of shareholders and the trustees to be appointed to the Audit, Compensation and Nominating and Governance Committees, and

•	develop and recommend for the Board of Trustee’s consideration governance guidelines for RAIT.

All of the members of this committee have been determined by the Board of Trustees to be independent under applicable NYSE listing standards.

The Nominating and Governance Committee will consider candidates for nomination as a trustee recommended by shareholders, trustees, officers, third party search firms and other sources. In evaluating candidates, the Nominating and Governance Committee considers the attributes of the candidate (including skills, experience, international versus domestic background, diversity, age, and legal and regulatory requirements) and the needs of the Board, and will review all candidates in the same manner, regardless of the source of the recommendation. The Nominating and Governance Committee will consider individuals recommended by shareholders for nomination as a trustee in accordance with the procedures described under “Shareholder Proposals and Nominations.”

The Nominating and Governance Committee has not adopted specific, minimum qualifications or specific qualities or skills that must be met by a Nominating and Governance Committee-recommended nominee. The Nominating and Governance Committee seeks to insure that the membership of the Board of Trustees and each committee of the Board of Trustees satisfies all relevant listing standard requirements of the NYSE and applicable laws and regulations and all requirements of RAIT’s governance documents. The Nominating and Governance Committee seeks to achieve a mixture of skills which are all related to RAIT’s business. The nature of the specific qualifications, qualities or skills that the Nominating and Governance Committee may look for in any particular trustee nominee is dependent on the qualifications, qualities and skills of the rest of the trustees at the time of any vacancy on the Board of Trustees.

PROPOSAL 2.  APPROVAL OF ACCOUNTANTS

The Board of Trustees unanimously recommends that the shareholders approve the selection of Grant Thornton LLP (“Grant Thornton”), independent registered public accounting firm, to audit the financial statements of RAIT for the fiscal year ending December 31, 2006. Representatives of Grant Thornton are expected to be present at the Meeting. These representatives will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

Audit Fees

The following table presents the aggregate fees billed by Grant Thornton for each of the services listed below for each of RAIT’s last two fiscal years.

	2005	2004

Audit Fees(1)	$461,244	$582,972
Audit-Related Fees(2)	67,442	30,439
Tax Fees(3)	89,271	68,797
All Other Fees(4)	—	—

Total	$617,957	$682,208

(1)	Audit fees consisted of the aggregate fees billed for professional services rendered by Grant Thornton in connection with its audit of RAIT’s consolidated financial statements and its limited reviews of the unaudited consolidated interim financial statements that are normally provided in connection with statutory and regulatory filings or engagements for these fiscal years.

(2)	Audit-related fees consisted of the aggregate fees billed for assurance and related services rendered by Grant Thornton that are reasonably related to the performance of the audit or review of RAIT’s consolidated financial statements and are not disclosed under “Audit Fees” above. These services consisted primarily of employee benefit plan audits and accounting consultations in 2005 and 2004.

(3)	Tax fees consisted of the aggregate fees billed for professional services rendered by Grant Thornton for tax compliance and tax return preparation in 2005 and 2004.

(4)	All other fees would consist of the aggregate fees billed for products and services provided by Grant Thornton other than the services described under audit fees, audit-related fees and tax fees; however, no such products and services were provided in the relevant periods.

Exchange Act rules generally require any engagement by a public company of an accountant to provide audit or non-audit services to be pre-approved by the audit committee of that public company. This pre-approval requirement is waived with respect to the provision of services other than audit, review or attest services if certain conditions set forth in Rule 2-01(c)(7)(i)(C) under the Exchange Act are met. All of the audit-related and tax services described above were pre-approved by the Audit Committee and, as a consequence, such services were not provided pursuant to a waiver of the pre-approval requirement set forth in this Rule.

OTHER MATTERS

As of the date of this proxy statement, the Board of Trustees does not intend to present and has not been informed that any other person intends to present any other matters for action at the Meeting. However, if other matters do properly come before the meeting or any adjournment, postponement or continuation thereof, it is the intention of the persons named as proxies to vote upon them in accordance with their best judgment. For any other matter which may properly come before the meeting, the affirmative vote of the holders of at least a majority of the votes cast at the Meeting at which a quorum is present is required, either in person or by proxy, for approval, unless otherwise required by law.

Except as set forth in this section, all Common Shares represented by valid proxies received will be voted in accordance with the provisions of the proxy.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth the number and percentage owned by each person who, to the knowledge of RAIT as of March 31, 2006, is the beneficial owner of more than 5% of the outstanding:

•	Common Shares;

•	RAIT’s 7.75% Series A cumulative redeemable preferred shares of beneficial interest, par value $0.01 per share (the “Series A Preferred Shares”); or

•	RAIT’s 8.375% Series B cumulative redeemable preferred shares of beneficial interest, par value $0.01 per share (the “Series B Preferred Shares,” and together with the Series A Preferred Shares, the “Preferred Shares”).

This information is reported in accordance with the beneficial ownership rules of the Securities and Exchange Commission under which a person is deemed to be the beneficial owner of a security if that person has or shares voting power or investment power with respect to such security or has the right to acquire such ownership within 60 days. Unless otherwise indicated in footnotes to the table, each person listed has sole voting and dispositive power with respect to the securities owned by such person.

		Amount and Nature		Percent
		of Beneficial		of
Title of Class	Beneficial Owner	Ownership		Class

Common Shares	LSV Asset Management	1,469,498	(1)	5.3%
Series A Preferred Shares	Neuberger Berman Inc.	159,900	(2)	5.8%

(1)	Information based on Schedule 13G filed February 13, 2006 stating that LSV Asset Management had sole voting power with respect to 930,600 Common Shares and sole dispositive power with respect to, and beneficially owned in the aggregate, 1,469,498 Common Shares. The address of this entity is reported as 1 N. Wacker Drive, Chicago, IL 60606.

(2)	Information based on Schedule 13G filed February 15, 2006 stating that Neuberger Berman Inc. had sole voting power and shared dispositive power with respect to, and beneficially owned in the aggregate, 159,900 Series A Preferred Shares. The address of this entity is reported as 605 Third Avenue, New York, NY 10158.

Holders of the Preferred Shares generally have no voting rights and will have no voting rights at the Meeting. The holders of these shares only obtain voting rights in limited circumstances, none of which have occurred. In particular, in the event dividends on either series of Preferred Shares were in arrears for six or more quarterly periods (whether or not consecutive), the holders of that series (voting together as a single class with all other shares of any class or series of shares ranking on a parity with any series which is entitled to similar voting rights, if any) would be entitled to vote for the election of two additional trustees to serve on the Board of Trustees until all such dividends in arrears have been paid or declared and set apart for payment. In addition, the issuance of future senior shares or certain changes to the terms of either series of Preferred Shares that would be materially adverse to the rights of holders of that series of Preferred Shares cannot be made without the affirmative vote of the holders of at least two-thirds of the outstanding shares of that series of Preferred Shares.

The following tables set forth the number and percentage owned as of March 31, 2006 by each of RAIT’s present trustees, each of RAIT’s present executive officers, and all of RAIT’s present executive officers and trustees as a group of:

•	Common Shares; and

•	Series A Preferred Shares.

None of these persons owned any of the Series B Preferred Shares as of March 31, 2006. This information is reported in accordance with the beneficial ownership rules of the Securities and Exchange Commission under which a person is deemed to be the beneficial owner of a security if that person has or shares voting power or investment power with respect to such security or has the right to acquire such ownership within 60 days. Common Shares issuable pursuant to vested options or warrants are deemed to be outstanding for purposes of computing the percentage ownership of the person or group holding such options or warrants but are not deemed to be outstanding for purposes of computing the percentage ownership of any other person. Unless otherwise indicated in footnotes to the table, each person listed has sole voting and dispositive power with respect to the securities owned by such person.

		Amount and Nature		Percent
		of Beneficial		of
Title of Class	Name of Beneficial Owner	Ownership		Class

Common Shares	Trustees:
	Betsy Z. Cohen	497,891	(1)	1.8%
	Edward S. Brown	13,000	(2)	*
	Jonathan Z. Cohen	33,729	(3)	*
	S. Kristin Kim	5,500	(4)	*
	Arthur Makadon	8,500	(5)	*
	Joel R. Mesznik	17,500	(6)	*
	Daniel Promislo	15,500	(7)	*
	R. Randle Scarborough	0	(8)	*
	Non-Trustee Executive Officers:
	Jay R. Cohen	130,025	(9)	*
	Ellen J. DiStefano	41,878	(10)	*
	Kenneth R. Frappier	31,336	(11)	*
	Scott F. Schaeffer	115,798	(12)	*
	All trustees and executive officers as a group (12 persons)	910,657		3.3%

*	Does not exceed 1%

(1)	Includes 35,546 Common Shares directly held by Mrs. Cohen; 9,228 Common Shares held in RAIT’s Cash and Deferred Savings Plan (the “401(k) Plan”) for the benefit of Mrs. Cohen, 126,801 Common Shares held by a charitable foundation of which Mrs. Cohen serves as trustee, 37,290 Common Shares held in an IRA account for the benefit of Mrs. Cohen’s spouse, 68,190 Common Shares held by Solomon Investment Partnership, L.P., a limited partnership of which Mrs. Cohen and her spouse are the sole shareholders, officers and directors of the corporate general partner and are the sole limited partners; and 220,836 Common Shares issuable upon exercise of options granted under the RAIT Investment Trust 2005 Equity Compensation Plan (the “Equity Plan”). Excludes 58,912 Common Shares deposited in a “rabbi” trust established in connection with the SERP established pursuant to Mrs. Cohen’s employment agreement with RAIT. Excludes 2,405 vested phantom units (“Phantom Units”) granted pursuant to the Equity Plan that will be redeemed for the corresponding number of Common Shares more than sixty days from the date of the information in this table.

(2)	Excludes 448 vested phantom shares (“Phantom Shares”) granted pursuant to RAIT’s Phantom Share Plan (the “Phantom Share Plan”). Redemption of these Phantom Shares will occur within 45 days from separation from service from the Board of Trustees for the corresponding number of Common Shares. Excludes 933 vested Phantom Units that will be redeemed for the corresponding number of Common Shares more than sixty days from the date of the information in this table.

(3)	Includes 32,419 Common Shares held directly by Mr. Jonathan Z. Cohen, 809 Common Shares held in a 401(k) Plan account for his benefit and 500 Common Shares issuable upon exercise of options granted under the Equity Plan. Excludes 802 vested Phantom Units that will be redeemed for the corresponding number of Common Shares more than sixty days from the date of the information in this table.

(4)	Includes 5,500 Common Shares issuable upon exercise of options granted under the Equity Plan. Of these options, 5,000 are fully vested and 500 are subject to early exercise rights, but will not vest within sixty days. Excludes 1,396 vested Phantom Shares. Redemption of these Phantom Shares will occur within 45 days from separation from service from the Board of Trustees for the corresponding number of Common Shares. Excludes 1,402 vested Phantom Units that will be redeemed for the corresponding number of Common Shares more than sixty days from the date of the information in this table.

(5)	Includes 8,500 Common Shares issuable upon exercise of options granted under the Equity Plan. Of these options, 8,250 are fully vested and 250 are subject to early exercise rights but will not vest within sixty days. Excludes 1,396 vested Phantom Shares. Redemption of these Phantom Shares will occur within 45 days from separation from service from the Board of Trustees for the corresponding number of Common Shares. Excludes 1,402 vested Phantom Units that will be redeemed for the corresponding number of Common Shares more than sixty days from the date of the information in this table.

(6)	Excludes 448 vested Phantom Shares. Redemption of these Phantom Shares will occur within 45 days from separation from service from the Board of Trustees for the corresponding number of Common Shares. Excludes 933 vested Phantom Units that will be redeemed for the corresponding number of Common Shares more than sixty days from the date of the information in this table.

(7)	Excludes 448 vested Phantom Shares. Redemption of these Phantom Shares will occur within 45 days from separation from service from the Board of Trustees for the corresponding number of Common Shares. Excludes 933 vested Phantom Units that will be redeemed for the corresponding number of Common Shares more than sixty days from the date of the information in this table.

(8)	Excludes 1,463 vested Phantom Units that will be redeemed for the corresponding number of Common Shares more than sixty days from the date of the information in this table.

(9)	Includes 28,326 Common Shares held directly by Mr. Jay R. Cohen, 8,341 Common Shares held in an IRA account for the benefit of Mr. Cohen’s spouse; 12,289 Common Shares held in Mr. Cohen’s 401(k) Plan account, 41,902 Common Shares held in family trusts the trustee of which is Mr. Cohen’s spouse and 39,167 Common Shares issuable upon exercise of options granted under the Equity Plan. Excludes 802 vested Phantom Units that will be redeemed for the corresponding number of Common Shares more than sixty days from the date of the information in this table. Mr. Cohen resigned as an Executive Vice President of RAIT effective January 1, 2006.

(10)	Includes 2,795 Common Shares directly held by Mrs. DiStefano, 64 Common Shares held in education IRA’s for the benefit of Mrs. DiStefano’s children, 6,178 Common Shares held in a 401(k) Plan account for the benefit of Mrs. DiStefano, and 32,841 Common Shares issuable upon exercise of options granted under the Equity Plan. Excludes 802 vested Phantom Units that will be redeemed for the corresponding number of Common Shares more than sixty days from the date of the information in this table.

(11)	Includes 9,000 Common Shares directly held by Mr. Frappier, 3,000 shares held by Mr. Frappier’s spouse, 1,836 Common Shares held in a 401(k) Plan account for the benefit of Mr. Frappier, and 17,500 Common Shares issuable upon exercise of options granted under the Equity Plan. Excludes 803 vested Phantom Units that will be redeemed for the corresponding number of Common Shares more than sixty days from the date of the information in this table.

(12)	Includes 90,500 Common Shares directly held by Mr. Schaeffer, 6,548 Common Shares held in a 401(k) Plan account for the benefit of Mr. Schaeffer and 18,750 Common Shares issuable upon exercise of options granted under the Equity Plan. Excludes 1,604 vested Phantom Units that will be redeemed for the corresponding number of Common Shares more than sixty days from the date of the information in this table.

		Amount and Nature		Percent
		of Beneficial		of
Title of Class	Name of Beneficial Owner	Ownership		Class

Series A Preferred Shares	Trustees:
	Betsy Z. Cohen	—		—
	Edward S. Brown	—		—
	Jonathan Z. Cohen	—		—
	S. Kristin Kim	—	(1)	—
	Arthur Makadon	—		—
	Joel R. Mesznik	—		—
	Daniel Promislo	4,000	(2)	*
	R. Randle Scarborough	—		—
Non-Trustee Executive Officers:
	Jay R. Cohen	—		—
	Ellen J. DiStefano	—		—
	Kenneth R. Frappier	—		—
	Scott F. Schaeffer	10,000		*
	All trustees and executive officers as a group (12 persons)	14,000		*

*	Does not exceed 1%

(1)	Excludes 2,000 Series A Preferred Shares held by Ms. Kim’s mother. Ms. Kim disclaims beneficial ownership of these Series A Preferred Shares.

(2)	Includes 4,000 Series A Preferred Shares held by the Historical Souvenir Co. MPP Plan dated December 21, 1995. Mr. Promislo is the sole trustee and beneficiary of this plan.

Stock Ownership Guidelines

In January 2005, the Board of Trustees adopted Stock Ownership Guidelines (the “Guidelines”) upon the recommendation of the Compensation Committee with the intent of encouraging close alignment of the interests of RAIT’s Trustees and senior management with RAIT’s shareholders. The Guidelines apply to the following persons:

•	Trustees on the Board of Trustees.

•	The following senior officers (“Senior Officers”) of RAIT:

•	Chairman of the Board and Chief Executive Officer;

•	President and Chief Operating Officer;

•	Chief Financial Officer;

•	Any Executive Vice President or Senior Vice President;

•	Secretary; and

•	Any other officer designated by the Chief Financial Officer of RAIT, who is designated the administrator of the Guidelines.

The Guideline for each Trustee is to own eligible RAIT securities with a value equal to or exceeding five times the Trustee’s annual retainer then in effect. Each Trustee who is also a Senior Officer shall be subject to the Guidelines for Senior Officers. The Guideline for each Senior Officer is to own eligible securities with a value equal to or exceeding such Senior Officer’s annual base salary then in effect. The Guidelines provide that Trustees and Senior Officers in January 2005 are expected to be in compliance with the Guidelines by January 2008. Once achieved, compliance with the Guidelines is expected for so long as the individual is subject to the Guidelines. The administrator determines the period of time within which any Trustee or Senior Officer becoming subject to the Guidelines for the first time after January 2005 will be expected to achieve compliance with the Guidelines. Compliance with the Guidelines is expected, but not mandatory. However, in the event of non-compliance by any Senior Officer or Trustee, any subsequent equity-based compensation awarded to such Senior Officer or Trustee may be structured in a manner that would result in compliance with the Guidelines. The Guidelines are available on RAIT’s website at www.raitinvestmenttrust.com and are available in print to any shareholder who requests it. Please make any such request in writing to RAIT Investment Trust, c/o RAIT Partnership, L.P., 1818 Market Street, 28th Floor, Philadelphia, PA 19103, Attention: Investor Relations.

NON-TRUSTEE EXECUTIVE OFFICERS

Information is set forth below regarding the background of each of RAIT’s executive officers who is not also a trustee. For RAIT’s officers who are also trustees, Betsy Z. Cohen and Jonathan Z. Cohen, this information can be found above under “Proposal 1. Election of Trustees — Names of Trustees, Principal Occupations and Other Information.”

Scott F. Schaeffer, age 43, was elected in September 2000 to serve as President and Chief Operating Officer of RAIT. Mr. Schaeffer served as the Vice Chairman of the Board of Resource America from 1998 to 2000, the Executive Vice President of Resource America from 1997 to 1998, and a Senior Vice President of Resource America from 1995 to 1997. Mr. Schaeffer also served as President of Resource Properties, Inc. (a wholly owned subsidiary of Resource America) from 1992 to 2000. Mr. Schaeffer was, until October 2002, a director of Resource America.

Ellen J. DiStefano, age 40, was elected in October 1997 to serve as Chief Financial Officer of RAIT. Mrs. DiStefano also served as a Vice President of RAIT from October 1997 until December 1998 and has served as Executive Vice President of RAIT since December 1998. From 1992 to August 1997, Mrs. DiStefano was Chief Financial Officer of Brandywine Construction & Management, Inc., a Philadelphia, Pennsylvania-based national manager and developer of commercial, multifamily residential, office and hotel properties. See “Certain Relationships and Related Party Transactions.” Mrs. DiStefano is a certified public accountant.

Jay R. Cohen, age 65, was elected in October 1997 to serve as Executive Vice President of RAIT. Effective January 1, 2006, Mr. Cohen resigned as an Executive Vice President of RAIT and ceased being an executive officer of RAIT. Mr. Cohen has entered into an employment arrangement with RAIT through December 31, 2008 that RAIT may extend at its option through December 31, 2010. See “Employment Agreements-Jay R. Cohen” below. From 1995 through September 1997, Mr. Cohen was Executive Vice President and treasurer of CRIIMI MAE, Inc., Rockville, Maryland, a real estate investment trust (“REIT”) investing in mortgage loans. From 1983 to October 1997, Mr. Cohen served in various executive capacities with predecessor REITs to CRIIMI MAE, including service as Executive Vice President and Treasurer of CRI Insured Mortgage Association, Inc., CRI Liquidating REIT, Inc. and Capital Housing and Mortgage Partners, Inc. During such period, Mr. Cohen also served as President of Crico Mortgage Company, Inc., a manager of REITs and master limited partnerships.

Kenneth Frappier, age 53, was elected in April 2002 to serve as Senior Vice President-Portfolio and Risk Management of RAIT. From December 1999 until he joined RAIT, Mr. Frappier was a Senior Vice President and Regional Chairman of the Senior Officers’ Loan Committee in Pennsylvania and Southern New Jersey for Hudson United Bank (a commercial bank), following the merger of Hudson United Bancorp (a bank holding company) and JeffBanks, Inc., (a bank holding company) of which Mr. Frappier had been Senior Vice President since 1993. Before 1993, Mr. Frappier was an Executive Vice President for Dominion Bancshares Corporation’s (“Dominion”) Greater Washington Region (Northern Virginia, Washington, D.C. & Maryland) and, before the acquisition of State National Bank (“State”) by Dominion in 1987, he was Senior Vice President and Senior Lender at State. Before 1977, he was a National Bank Examiner for the Comptroller of the Currency, a bureau of the U.S. Treasury Department.

TRUSTEE AND EXECUTIVE OFFICER COMPENSATION

Trustee Compensation

In 2005, each non-employee trustee of RAIT was paid:

•	a retainer of $20,000 (paid $15,000 in cash and $5,000 in Phantom Shares);

•	a fee of $1,500 for each regular quarterly Board meeting attended by such trustee;

•	a fee of $500 for each other Board meeting attended by such trustee;

•	a fee of $1,000 for each meeting of any committee of the Board attended by such trustee on which such trustee serves as a member and for each meeting of the Investment Committee attended by such trustee, whether or not a member;

•	in the case of the Chairman of the Audit Committee and the Chairman of the Compensation Committee, an additional fee of $2,000 for each meeting of the Audit Committee or the Compensation Committee attended, respectively, resulting in an aggregate fee of $3,000 for each meeting of the Audit Committee or the Compensation Committee attended, respectively;

•	in the case of the Chairman of the Nominating and Governance Committee, an additional fee of $1,000 for each meeting of the Nominating and Governance Committee attended, resulting in an aggregate fee of $2,000 for each meeting of the Nominating and Governance Committee attended;

•	long-term equity compensation in the form of Phantom Shares with a value of $10,000; and

•	a retention bonus of $16,920 to each of Messrs. Mesznik and Promislo, $12,690 to Mr. Brown and $12,690 worth of Phantom Shares to each of Ms. Kim and Mr. Makadon.

The following table sets forth certain information regarding the compensation paid or accrued by RAIT during 2005 to each of RAIT’s non-management trustees:

Trustee Compensation

					Non-Stock
		Fees Earned or			Incentive Plan	All Other
	Total	Paid in Cash	Stock Awards	Option Awards	Compensation	Compensation
Name	($)	($)	($)(1)	($)	($)	($)(2)

Edward S. Brown	$107,510	$91,190	$15,000	—	—	$1,320
S. Kristin Kim	73,034	42,000	27,690	—	—	3,344
Arthur Makadon	72,534	41,500	27,690	—	—	3,344
Joel R. Mesznik	91,740	75,420	15,000	—	—	1,320
Daniel Promislo	95,740	79,420	15,000	—	—	1,320

(1)	Reflects Phantom Units granted under the Equity Plan. The values reported for these Phantom Units were based on the fair market value of the Common Shares on the date of the grant of the Phantom Units.

(2)	These amounts represent amounts paid on dividend equivalents relating to Phantom Shares and Phantom Units.

The Compensation Committee has approved the following compensation to be paid to each non-management trustee of RAIT for service on the Board of Trustees or any committee of the Board of Trustees in 2006:

•	a retainer of $20,000 for service during 2006 (paid $15,000 in cash and $5,000 in Phantom Units issuable under the Equity Plan);

•	a fee of $1,500 for each quarterly Board of Trustees meeting attended by such trustee;

•	a fee of $500 for each other Board of Trustees meeting attended by such trustee;

•	a fee of $2,000 for each meeting of the Audit Committee attended by any such trustee who is a member of the Audit Committee;

•	a fee of $1,000 for each meeting of the Compensation Committee or Nominating Committee attended by any such trustee who is a member of the Compensation Committee or Nominating Committee, respectively, and for each meeting of the Investment Committee attended by such trustee, whether or not a member;

•	in the case of the Chairman of the Audit Committee and the Chairman of the Compensation Committee, an additional fee of $2,000 for each meeting of the Audit Committee or the Compensation Committee attended, respectively, resulting in an aggregate fee of $4,000 and $3,000 for each meeting of the Audit Committee or the Compensation Committee attended, respectively;

•	in the case of the Chairman of the Nominating Committee, an additional fee of $1,000 for each meeting of the Nominating Committee attended, resulting in an aggregate fee of $2,000 for each meeting of the Nominating Committee attended;

•	long-term equity compensation in the form of Phantom Units with a value of $20,000; and

•	a retention bonus of $16,920 to each of Joel R. Mesznik and Daniel Promislo, $12,690 to Edward S. Brown and $12,690 worth of Phantom Units to each of S. Kristin Kim and Arthur Makadon.

The Compensation Committee also decided to change the time period for which it would set trustee compensation from a calendar year basis to a period (each, a “Trustee Compensation Period”) that would begin on the day following each of RAIT’s annual meetings of shareholders and continue through the day of the next succeeding annual meeting, with the first Trustee Compensation Period beginning on the day following the 2007 annual meeting. The Compensation Committee then approved the compensation to be paid to non-management trustees of RAIT for service on the Board of Trustees or any committee of the Board of Trustees in the transition period in 2007 prior to the first Trustee Compensation Period. The Compensation Committee decided that, for service in this transition period, the 2006 per meeting fees would continue and each non-management trustee would be paid an amount equal to that portion of the 2006 retainer and long-term equity compensation equal to the portion of 2007 represented by this transition period. The Compensation Committee decided to defer consideration of whether to pay any retention bonus for this transition period or the balance of 2007 to a later date.

Executive Officer Compensation

The following table sets forth certain information concerning the compensation paid or accrued by RAIT during each of the last three fiscal years to RAIT’s Chief Executive Officer and each of RAIT’s four most highly compensated executive officers other than RAIT’s Chief Executive Officer (the “Named Executive Officers”).

SUMMARY COMPENSATION TABLE

					Long-Term Compensation Awards
					Restricted	Securities	Securities
			Annual Compensation		Stock	Underlying	Underlying	All Other
Name and Principal Position	Year	Total($)	Salary($)	Bonus($)(1)	Award(s)(2)($)	Options(3)(#)	Options(4)($)	Compensation(5)($)

Betsy Z. Cohen	2005	2,536,298	655,769	842,300	75,012	—	—	963,217
Chairman & Chief	2004	1,989,968	612,500	642,300	—	—	—	735,168
Executive Officer	2003	1,759,921	562,500	537,300	—	45,000	30,600	629,521
Scott F. Schaeffer	2005	962,713	429,077	471,150	50,029	—	—	12,457
President & Chief	2004	836,900	406,000	421,150	—	—	—	9,750
Operating Officer	2003	790,817	385,167	371,150	—	37,500	25,500	9,000
Jay R. Cohen	2005	279,472	214,600	25,380	25,014	—	—	14,478
Executive Vice	2004	351,980	214,600	125,380	—	—	—	12,000
President (6)	2003	328,980	214,700	100,380	—	5,000	3,400	10,500
Ellen J. DiStefano	2005	554,556	317,684	200,380	25,014	—	—	11,478
Executive Vice	2004	503,931	318,801	175,380	—	—	—	9,750
President & Chief	2003	409,691	271,919	125,380	—	5,000	3,400	8,992
Financial Officer
Kenneth R. Frappier	2005	392,404	181,933	171,050	24,941	—	—	14,480
Senior Vice President	2004	329,251	183,277	130,924	—	2,500	3,050	12,000
Portfolio and Risk	2003	305,817	180,767	114,550	—	—	—	10,500
Management

(1)	Bonuses are reported for the year for which they were approved, regardless of when paid.

(2)	Reflects Phantom Units granted under the Equity Plan. The values reported for these Phantom Units were based on the fair market value of the Common Shares on the date of the grant of the Phantom Units. The table below shows the value and number of each Named Officer’s aggregate Phantom Unit holdings as of December 31, 2005.

	Number of
Name	Phantom Units	Value($)

Betsy Z. Cohen	2,405	62,338
Scott F. Schaeffer	1,604	41,576
Jay R. Cohen	802	20,788
Ellen J. DiStefano	802	20,788
Kenneth R. Frappier	803	20,814

These Phantom Units were fully vested on the grant dates in July 2005, have dividend equivalent rights and will be redeemed for the corresponding number of Common Shares two years after the grant date in July 2007.

(3)	Reflects Common Shares underlying Options awarded under the Equity Plan. Other than the Equity Plan, the SERP established pursuant to Mrs. Cohen’s employment agreement and the 401(k) Plan, RAIT does not have long-term incentive plans or pension or profit sharing plans.

(4)	Amounts presented represent the Black-Scholes values for the stock options referenced in the “Securities Underlying Options (#)” column as of the applicable grant date with the following weighted average assumptions used for the grants in 2003: dividend yield of 8.3%; expected volatility of 18%; risk-free interest rate of 4.0%; and expected lives of 9 years. The values do not take into account stock price appreciation or depreciation from the date of grant. Please see footnote (2) to the “Option/SAR Grants Table” for additional information about these theoretical values.

(5)	All amounts are matching payments made by RAIT under the 401(k) Plan and amounts paid on dividend equivalents relating to Phantom Units except for $946,782, 723,168, and $619,021 included in 2005, 2004 and 2003, respectively, for Mrs. Cohen, which represents compensation expense recognized by RAIT relating to its obligations under the SERP established under her employment agreement. See “Employment Agreements” below.

(6)	Mr. Cohen resigned as an Executive Vice President of RAIT effective January 1, 2006.

Aggregated Option/SAR Exercises in Last Fiscal Year and Fiscal Year End Option/SAR Values

No options or SARs were granted during fiscal 2005 to the Named Executive Officers. The following table sets forth the number of option exercises during 2005 and the value of unexercised options held by the Named Executive Officers at December 31, 2005.

			Number of	Value(1) of
			Securities	Unexercised
			Underlying	In-the-Money
			Unexercised Options	Options at
	Common Shares		at FY-End(#)	FY-End($)
	Acquired on	Value	Exercisable/	Exercisable/
Name	Exercise(#)	Realized($)	Unexercisable	Unexercisable

Betsy Z. Cohen			220,836/22,500	2,228,154/62,325
Scott F. Schaeffer	—	—	18,750/18,750	51,938/51,938
Jay R. Cohen(2)	—	—	39,167/2,500	402,904/6,925
Ellen DiStefano	—	—	32,841/2,500	397,795/6,925
Kenneth Frappier	—	—	17,500/0	91,050/0

(1)	Value is calculated by subtracting the total exercise price from the fair market value of the securities underlying the options at December 31, 2005 ($25.92 per share).

(2)	Mr. Cohen resigned as an Executive Vice President of RAIT effective January 1, 2006.

Equity Compensation Plan Information

The following table sets forth certain information regarding RAIT’s equity compensation plans as of December 31, 2005.

			(c)
			Number of Securities
	(a)		Remaining Available for
	Number of Securities	(b)	Future Issuance Under
	to be Issued Upon	Weighted Average	Equity Compensation
	Exercise of	Exercise Price of	Plans (Excluding
	Outstanding Options,	Outstanding Options,	Securities Reflected in
Plan Category	Warrants, and Rights	Warrants, and Rights	Column(a))

Equity compensation plans approved by security holders
Options	477,360	$17.51
Phantom shares	4,136	n/a
Phantom units	11,316	n/a
Subtotal	492,812		1,600,348
Equity compensation plans not approved by security holders(1)	58,912	n/a	—

(1)	Relates to a SERP established for RAIT’s chief executive officer as required by her employment agreement. Our Board of Trustees and the compensation committee of the board of trustees approved this SERP and the issuance of these shares to the trust established to fund the SERP. Shareholder approval of this compensation plan was not required. See “Employment Agreement-Betsy Z. Cohen” below.

401(k) Plan

RAIT offers the 401(k) Plan to all of its employees (except temporary, seasonal and on-call employees) who are at least age 21 and have been employed at least 90 days. Participants may elect to defer any percentage of their eligible compensation and have RAIT contribute it to the 401(k) Plan. During fiscal 2005, RAIT matched 75% of employee contributions with Common Shares. Participants’ accounts are increased or decreased by the earnings or losses of their individually-directed investments. Investments offered under the 401(k) Plan cover a wide range of risk levels and include Common Shares and individual brokerage accounts. Investments in Common Shares are neither required nor encouraged. The 401(k) Plan allows participants to borrow or take hardship distributions from their accounts. 401(k) Plan benefits are payable at death, termination of employment, disability, retirement or after attainment of age 59 1/2. RAIT contributed employer matches on behalf of the executive officers named in the Summary Compensation Table as set forth in footnote 5 in the Summary Compensation Table.

Employment Agreements

RAIT has entered into an employment agreement with each of Betsy Z. Cohen, its Chairman and Chief Executive Officer, and Scott F. Schaeffer, its President and Chief Operating Officer. RAIT has also entered into a letter agreement with Jay R. Cohen in connection with his resignation as an Executive Vice President of RAIT effective January 1, 2006.

Betsy Z. Cohen

On January 23, 2002, RAIT entered into an employment agreement with Betsy Z. Cohen, its Chairman and Chief Executive Officer. The agreement has an effective date of October 1, 2001. The agreement has a term of five years that is automatically renewed so that, on any day that the agreement is in effect, it will have a then current term of five years. The agreement with Mrs. Cohen provides that she will devote such time to RAIT as is reasonably required to fulfill her duties, but that this will not be construed as preventing Mrs. Cohen from providing services to, or making investments in, other businesses or enterprises provided there is no conflict with her ability to satisfy her obligations to RAIT.

Under the agreement, Mrs. Cohen receives a base salary which may be increased by the Compensation Committee based upon its evaluation of Mrs. Cohen’s performance. Mrs. Cohen is also eligible for bonuses as determined by the Compensation Committee. The base salary and bonuses paid to Mrs. Cohen in the past three fiscal years are set forth in the “Summary Compensation Table” above. The employment agreement also provides for the establishment of a SERP for Mrs. Cohen that is described below.

RAIT may terminate Mrs. Cohen without cause or Mrs. Cohen may resign for good reason upon sixty days notice. Upon any such termination or resignation, Mrs. Cohen will be entitled to receive only the amount due her under RAIT’s severance pay plans, if any; provided that, if she executes a mutual release of claims with RAIT, she will receive a lump sum cash payment equal to her base salary payable over the remaining portion of the employment term and a pro rated bonus for the year in which the termination occurs. The agreement defines “cause,” generally, as conviction of a felony, intentional and continuous failure to substantially perform duties or a breach of the confidentiality and intellectual property provisions of the agreement. The agreement defines “good reason,” generally, as RAIT reducing Mrs. Cohen’s base salary, RAIT demoting Mrs. Cohen or materially reducing her duties, RAIT requiring Mrs. Cohen to be based outside of Philadelphia, Pennsylvania, the failure of Mrs. Cohen to be elected to the Board of Trustees or a material breach of the agreement by RAIT. Upon or after a change of control of RAIT, RAIT may terminate Mrs. Cohen without cause or she may resign for good reason upon sixty days notice. The agreement defines a “change of control,” generally, as having occurred:

•	if any person becomes a beneficial owner of securities representing more than 50% of the voting power of the then outstanding securities (other than a change resulting from the death of a shareholder or a transaction in which RAIT becomes a subsidiary of another corporation and the shareholders of RAIT immediately before that transaction hold securities representing more than 50% of the voting power of the parent corporation); or

•	upon the consummation of:

•	a merger or consolidation of RAIT where the shareholders of RAIT immediately prior to the merger or consolidation will not beneficially own immediately after the merger or consolidation securities representing more than 50% of the voting power of the surviving corporation,

•	a sale or other disposition of all or substantially all of the assets of RAIT or

•	a liquidation or dissolution of RAIT; or

•	if the incumbent trustees cease for any reason to constitute at least two-thirds of the Board of Trustees, provided that if either the election or nomination of any new trustee was approved by a vote of at least two-thirds of the incumbent trustees before such election or nomination, the new trustee will be considered a member of the incumbent trustees.

Assuming Mrs. Cohen was earning the same amount of compensation as reported for RAIT’s last fiscal year at the relevant time, RAIT estimates that it would be required to pay her a lump sum of $4.1 million in the event she were terminated without cause or she resigned for good reason. RAIT may terminate Mrs. Cohen’s employment at any time for cause. Upon any such termination for cause, Mrs. Cohen shall be entitled to any base salary and benefits accrued and earned before her termination. Mrs. Cohen may also resign upon thirty days notice in which event no further payments are due other than accrued benefits.

If Mrs. Cohen is disabled for ninety consecutive days, RAIT may terminate her employment. If Mrs. Cohen’s employment terminates on account of disability, the vesting of the SERP described below will accelerate and she will be credited with years of service as if she remained employed through her 65th birthday. Mrs. Cohen shall also receive any accrued and unpaid base salary and benefits and a pro-rated bonus for the year in which the disability occurs. If Mrs. Cohen dies during her term of employment, RAIT must pay her estate her accrued and unpaid base salary, a pro rated bonus for the year in which death occurs and her surviving spouse will receive 50% of the accrued benefit under the SERP.

The employment agreement provides for the establishment of a SERP for Mrs. Cohen. Mrs. Cohen will be fully vested in the amount of the SERP benefit earned and the benefit will be fully accrued upon:

•	her attainment of age 65, which will occur in October 2006,

•	upon the occurrence of a change of control, as defined above, or

•	in the event that she is terminated by RAIT without cause or resigns for good reason, as defined above.

The present value of this benefit is calculated based on certain actuarial assumptions as well as estimates of market returns and the amount of Mrs. Cohen’s future salary. The normal retirement benefit is equal to 60% of Mrs. Cohen’s average base plus incentive compensation for the three years preceding the termination of employment, less social security benefits, increasing by 0.5% for each month of employment after Mrs. Cohen reaches age 65. Mrs. Cohen’s rights in the SERP benefit vest 25% for each year of service after October 31, 2002. She is currently 75% vested and will be 100% vested in October 2006. One-half of Mrs. Cohen’s normal retirement benefit shall be satisfied by the delivery to Mrs. Cohen of 58,912 Common Shares on her retirement date, regardless of the fair market value of the Common Shares at such retirement date.

Assuming Mrs. Cohen continued to earn the same amount of compensation as reported for RAIT’s last fiscal year, if she retired at the normal retirement age of 65 under the SERP, Mrs. Cohen would receive 58,912 Common Shares (worth $1.7 million at March 31, 2006 based on the closing price of a Common Share on the NYSE on that date) and an estimated annual payment of $228,000 thereafter. Using the same assumption, for each month Mrs. Cohen’s retirement succeeded the normal retirement date, Mrs. Cohen’s benefit would increase $1,140.

The employment agreement provides that RAIT shall establish a trust to serve as the funding vehicle for the SERP benefits and shall make contributions to the trust in such amounts or in such number of the Common Shares as RAIT reasonably determines to be sufficient to provide the present value of the benefit as accrued at the time of the contribution. RAIT established a trust to serve as the funding vehicle for the SERP benefit and has deposited 58,912 Common Shares and $1.4 million in this trust since its inception. Based upon current actuarial calculations, RAIT will have to fund an additional $500,000 in cash to the trust, in order to satisfy this commitment. For the years ended December 31, 2005, 2004 and 2003, RAIT recognized $947,000, $723,000 and $619,000 of compensation expenses, respectively, with regard to its obligations under the SERP. Upon a change of control of RAIT, RAIT has agreed to immediately contribute to the trust an amount sufficient to permit the full payment of the SERP benefit due to Mrs. Cohen at age 65. Notwithstanding the establishment of a trust, RAIT’s obligation to pay the benefit constitutes a general, unsecured obligation of RAIT, payable out of its general assets, and the assets of the trust will be available to pay the claims of RAIT’s creditors.

Scott F. Schaeffer

On January 23, 2002, RAIT entered into an employment agreement with Scott F. Schaeffer, its President and Chief Operating Officer. The agreement has an effective date of October 1, 2001. The agreement has a term of three years that is automatically extended so that, on any day that the agreement is in effect, it will have a then current term equal to the employment term.

Under the agreement, Mr. Schaeffer receives base compensation which may be increased by the Compensation Committee based upon its evaluation of his performance. Mr. Schaeffer is also eligible for bonuses as determined by the Compensation Committee and is entitled to a car allowance of not less than $500 per month. The base salary and bonuses paid to Mr. Schaeffer in the past three fiscal years are set forth in the “Summary Compensation Table” above.

RAIT may terminate Mr. Schaeffer without cause or Mr. Schaeffer may resign for good reason upon sixty days notice. Upon any such termination or resignation, Mr. Schaeffer will be entitled to receive only the amount due him under RAIT’s severance pay plans, if any; provided that, if he executes a mutual release of claims with RAIT, he will receive a lump sum cash payment equal to one-half of his base salary payable over the remaining portion of the employment term and a pro rated bonus for the year in which the termination occurs. The definition of “cause” is the same as in Mrs. Cohen’s employment agreement except that, in addition, Mr. Schaeffer is subject to non-competition and non-solicitation provisions that, if breached, also constitute cause. The agreement defines “good reason” as generally, RAIT’s termination of Mrs. Cohen as Chief Executive Officer and Chairman “without cause” or her resignation for “good reason,” as defined under her employment agreement, or RAIT’s ceasing to be publicly owned. Upon or after a change of control of RAIT, RAIT may terminate Mr. Schaeffer without cause or he may resign for good reason upon sixty days notice. The agreement defines a “change of control,” generally, as the occurrence of any of the following:

•	the acquisition of the beneficial ownership of 25% or more of RAIT’s voting securities or all or substantially all of the assets of RAIT by a single person or entity or group of affiliated persons or entities other than by a related entity affiliated with Mr. Schaeffer, Mrs. Cohen or their respective immediate families, or

•	the merger, consolidation or combination of RAIT with an unaffiliated entity, other than such a related entity in which the trustees of RAIT as applicable immediately before such merger, consolidation or combination constitute less than a majority of the board of directors of the surviving, new or combined entity unless one-half of the board of directors of the surviving, new or combined entity, were trustees of RAIT immediately before such transaction and RAIT’s chief executive officer immediately before such transaction continues as the chief executive officer of the surviving, new or combined entity, or

•	during any period of two consecutive years, individuals who at the beginning of such period constitute the Board of Trustees cease for any reason to constitute at least two-thirds thereof, unless the election or nomination for the election by RAIT’s shareholders of each new trustee was approved by a vote of at least two-thirds of the trustees then still in office who were trustees at the beginning of the period, or

•	the transfer of all or substantially all of RAIT’s assets or all or substantially all of the assets of its primary subsidiaries to an unaffiliated entity, other than to such a related entity.

Assuming Mr. Schaeffer was earning the same amount of compensation as reported for RAIT’s last fiscal year at the relevant time, RAIT estimates that it would be required to pay him a lump sum of $1.1 million in the event he were terminated without cause or he resigned for good reason. RAIT may terminate Mr. Schaeffer’s employment at any time for cause. Upon any such termination for cause, Mr. Schaeffer shall be entitled to any base salary and benefits accrued and earned before his termination. Mr. Schaeffer may also resign upon thirty days notice in which event no further payments are due other than accrued benefits.

If Mr. Schaeffer is disabled for ninety consecutive days, RAIT may terminate his employment. If Mr. Schaeffer’s employment terminates on account of disability, RAIT shall pay him any accrued and unpaid amounts under the agreement and a pro rata bonus for the year in which his termination occurs. If Mr. Schaeffer dies during his term of employment, RAIT must pay his estate any accrued and unpaid amounts under the agreement and a pro rated bonus for the year in which death occurs.

Jay R. Cohen

On December 16, 2005, RAIT entered into a letter agreement with Jay R. Cohen in connection with his resignation as an Executive Vice President of RAIT effective January 1, 2006. The letter agreement provides that Mr. Cohen will continue to be employed by RAIT through the period ending December 31, 2008 at an annual salary of $60,000 per year. RAIT may, at its option, extend this employment arrangement through December 31, 2010.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

In the ordinary course of its business operations, RAIT has ongoing relationships with several related entities. Transactions in which the amount involved exceeds $60,000 since January 1, 2005 are described below.

Brandywine Construction & Management, Inc. (“Brandywine”), is an affiliate of the spouse of Betsy Z. Cohen, the Chairman and Chief Executive Officer of RAIT. Brandywine provided real estate management services to 11 properties underlying RAIT’s real estate interests at December 31, 2005. Management fees in the amount of $918,000 were paid to Brandywine for the year ended December 31, 2005 relating to those interests. RAIT believes that the management fees charged by Brandywine are comparable to those that could be obtained from unaffiliated third parties. RAIT continues to use Brandywine to provide real estate management services to properties underlying RAIT’s investments.

Betsy Z. Cohen has been the Chairman of the Board of Bancorp, a commercial bank, since November 2003 and a director of Bancorp Inc., a registered financial holding company for Bancorp, since September 2000, and the Chief Executive Officer of both Bancorp and Bancorp Inc. since September 2000. Daniel G. Cohen, Mrs. Cohen’s son, (a) has been the Vice-Chairman of the Board of Bancorp since November 2003, was the Chairman of the Board of Bancorp from September 2000 to November 2003, was the Chief Executive Officer of Bancorp from July 2000 to September 2000 and has been Chairman of the Executive Committee of Bancorp since 1999 and (b) has been the Chairman of the Board of Bancorp Inc. and Chairman of the Executive Committee of Bancorp Inc. since 1999. RAIT maintains most of its checking and demand deposit accounts at Bancorp. As of December 31, 2005, RAIT had $69.1 million on deposit, of which approximately $69.0 million is over the FDIC insurance limit. RAIT pays a fee of $5,000 per month to Bancorp for information system technical support services. RAIT paid $60,000 for the year ended December 31, 2005 for these services.

RAIT sub-leases a portion of its downtown Philadelphia office space under an operating lease with Bancorp Inc. at an annual rental based upon the amount of square footage RAIT occupies. The sub-lease expires in August 2010 with two five-year renewal options. Rent paid to Bancorp Inc. was approximately $295,000 for the year ended December 31, 2005.

Indebtedness of Management

In February and April 2002, RAIT granted to its employees, executive officers and trustees options to purchase Common Shares under the Equity Plan. These options, which were exercised in March and April 2002, had exercise prices of $16.92 and $19.85, respectively, per Common Share. The Common Shares issued pursuant to all of these exercises were restricted as to their transferability, with the restrictions lapsing as to 25% of the Common Shares annually for each of the four years following the date of grant. At the time of exercise, RAIT provided loans to each person in the amount necessary to exercise such options. The principal amount of these loans bears interest at a rate of 6% per annum. Interest on the outstanding principal amount is payable quarterly and 25% of the original principal amount of each loan is payable on each of the first four anniversaries of the date of the loans. The loans are to be fully paid on the fourth anniversary of their issuance date. The Common Shares that were acquired pursuant to the option exercise secure each loan and the borrower is personally liable for 25% of the outstanding balance due. Any payments of principal are deemed to first reduce the amount of the borrower’s personal liability and RAIT agreed to accept as full satisfaction of amounts due under the loan for which the borrower is not personally liable the return of all Common Shares purchased by borrower with the proceeds of the loans.

The following table sets forth certain information regarding the amount of indebtedness owed to RAIT by any of its executive officers and trustees whose indebtedness exceeded $60,000 at any time since January 1, 2005 and the number of Common Shares acquired upon the option exercise at the time such indebtedness was incurred.

	Largest Aggregate
	Amount of	Principal	Number of
	Indebtedness	Indebtedness	Common Shares
	Outstanding Since	to Company at	Acquired Upon
	January 1, 2005	April 3, 2006	Option Exercise

Kenneth Frappier	$119,900	$0	12,000
Betsy Cohen	$84,600	$0	10,000

PERFORMANCE GRAPH

The following graph compares the index of the cumulative total shareholder return on the Common Shares for the measurement period commencing December 31, 2000 and ending December 31, 2005 with the cumulative total returns of the National Association of Real Estate Investment Trusts (NAREIT) Hybrid REIT index, the NAREIT Mortgage REIT index and the S&P 500 Index. The following graph assumes that each index was 100 on the initial day of the relevant measurement period and that all dividends were reinvested. Historical stock price performance is not necessarily indicative of future price performance.

COMPARISON OF CUMULATIVE TOTAL RETURN
AMONG RAIT, THE NAREIT MORTGAGE REIT INDEX,
THE NAREIT HYBRID REIT INDEX AND THE S&P 500 INDEX

	12/31/2000	12/31/2001	12/31/2002	12/31/2003	12/31/2004	12/31/2005
RAIT	100.00	150.71	222.54	291.39	347.34	350.67
NAREIT Mortgage	100.00	177.34	232.46	365.86	433.29	332.81
NAREIT Hybrid	100.00	150.75	185.87	290.32	359.70	320.75
S&P 500	100.00	86.96	66.64	84.22	91.79	94.54

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires RAIT’s officers, trustees and persons who own more than ten percent of a registered class of RAIT’s equity securities to file reports of ownership and changes in ownership with the Securities and Exchange Commission and to furnish RAIT with copies of all such reports.

Based solely on its review of the reports received by it, or representations from certain reporting persons that no filings were required for those persons, RAIT believes that, before or during fiscal 2005, no officers, trustees or beneficial owners failed to file reports of ownership and changes of ownership on a timely basis.

SHAREHOLDER PROPOSALS AND NOMINATIONS

Under rules promulgated by the Securities and Exchange Commission, holders of Common Shares who desire to submit proposals for inclusion in the proxy statement of RAIT for its 2007 annual meeting of shareholders, subject to compliance with the eligibility standards specified in such rules, must submit such proposals to the

Secretary of RAIT by December 15, 2006. The proxy for the 2007 annual meeting of shareholders may confer discretionary authority to vote on any matters brought before that meeting where:

•	RAIT receives notice of the proposal by February 28, 2007 and advises shareholders in the 2007 proxy statement about the nature of the proposal and how management intends to vote on the proposal or

•	RAIT has not received notice of the matter by February 28, 2007.

According to RAIT’s by-laws, only such persons as are duly nominated by

•	the incumbent trustees or

•	by a shareholder who is entitled to vote at the annual meeting of shareholders and who has filed his nominations with the Secretary of RAIT at least twenty days before the time scheduled for said meeting shall be eligible for election.

Shareholders who wish to submit their recommendations for trustee candidates to the Nominating and Governance Committee should send their written recommendation to RAIT’s executive offices, attention: Nominating and Governance Committee Chairman. These shareholders must represent that they are a shareholder of RAIT and will remain so through the date of the relevant annual meeting of shareholders of RAIT and include the written consent of the person so recommended to serve as a trustee if nominated and elected and to provide such information as the Nominating and the Governance Committee may request and a description of their background and qualifications. All shareholder recommendations received by the Nominating and Governance Committee will be reviewed at the first meeting of the Nominating and Governance Committee held after receipt of the recommendation. The Nominating and Governance Committee will consider nominees recommended by security holders for the 2007 annual meeting if submitted as described above by November 30, 2006 in order that the submission may be considered at the meeting of the Nominating and Governance Committee scheduled for January 2007.

ANNUAL REPORT AND REPORT ON FORM 10-K

RAIT’s 2005 Annual Report to Shareholders, including the financial statements and management’s discussion and analysis of financial condition and results of operations for the year ended December 31, 2005, was sent to shareholders of record as of March 24, 2006. Shareholders of record as of March  24, 2006, and beneficial owners of the Common Shares on that date, may obtain from RAIT, without charge, a copy of RAIT’s most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission, exclusive of the exhibits thereto, by a request in writing. RAIT will also furnish any exhibit to this Annual Report upon the payment of reasonable fees relating to RAIT’s expenses in furnishing the exhibit. Such requests should be directed to RAIT, at its Philadelphia address stated herein, and to the attention of the Secretary. Beneficial owners must include in their written requests a good faith representation that they were beneficial owners of the Common Shares on March 24, 2006.

By order of the Board of Trustees

/s/  Jonathan Z. Cohen
Jonathan Z. Cohen, Secretary

April 12, 2006

APPENDIX A

GUIDELINES OF RAIT INVESTMENT TRUST AUDIT COMMITTEE
FOR PRE-APPROVAL OF INDEPENDENT AUDITOR SERVICES

The Audit Committee (the “Committee”) of RAIT Investment Trust (“RAIT”) has adopted the following guidelines regarding the engagement of RAIT’s independent auditor to perform services for RAIT:

For audit services, the independent auditor will provide the Committee with an engagement letter with respect to any fiscal year sufficiently in advance of the October quarterly meeting of the Committee immediately preceding that fiscal year, if practicable, and otherwise by the January quarterly meeting of the Committee in that fiscal year outlining the scope of the audit services proposed to be performed during that fiscal year, together with a fee proposal which may include a range of fees. If agreed to by the Committee, this engagement letter and associated fee(s) will be formally accepted by the Committee at either its October or January quarterly Committee meeting.

For non-audit services, RAIT management will submit to the Committee for approval any non-audit services that it recommends the Committee engage the independent auditor to provide for any fiscal year. RAIT management and the independent auditor will each confirm to the Committee that any non-audit service so submitted is permissible under all applicable legal requirements, including the listing requirements of the NYSE. In addition to these planned non-audit services, a budget estimating the expense of any such non-audit service for that fiscal year will be provided. The Committee will approve both the permissible non-audit services and the budget for such services. The Committee will be informed routinely as to the non-audit services actually provided by the independent auditor pursuant to this pre-approval process.

To ensure prompt handling of unexpected matters, the Committee delegates to its Chairman or, if the Chairman is not reasonably available, any other member of the Committee, the authority to amend or modify the list of approved permissible non-audit services and fees. The Chairman or such other member, as the case may be, will report action taken to the Committee at the next Committee meeting.

The independent auditor must ensure that all audit and non-audit services provided to RAIT have been approved by the Committee. The Chief Financial Officer will be responsible for tracking all independent auditor fees against the budget for such services and report at least quarterly to the Audit Committee.

APPENDIX B
RAIT INVESTMENT TRUST
PROXY
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD
OF TRUSTEES OF RAIT INVESTMENT TRUST
     The undersigned hereby appoints Betsy Z. Cohen and Ellen J. DiStefano, and each of them, as and for the proxies of the undersigned, each with the power to appoint such proxy’s substitute, and hereby authorizes them, or either of them, to vote all of the Common Shares of Beneficial Interest of RAIT Investment Trust held of record by the undersigned on March 24, 2006 at the Annual Meeting of Shareholders of RAIT Investment Trust, to be held Tuesday, May 23, 2006 and at any and all adjournments, postponements or continuations thereof as set forth on the reverse side hereof. Each of Proposals 1and 2 in this proxy is proposed by RAIT Investment Trust.
(continued and to be signed on the reverse side)
PLEASE MARK, SIGN, DATE AND MAIL YOUR PROXY CARD PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☑
1. ELECTION OF TRUSTEES

☐ FOR ALL NOMINEES	Nominees:

☐ Betsy Z. Cohen
☐ WITHHOLD AUTHORITY	☐ Edward S. Brown
FOR ALL NOMINEES	☐ Jonathan Z. Cohen
☐ S. Kristin Kim
☐ Arthur Makadon
☐ FOR ALL EXCEPT	☐ Joel R. Mesznik
(See instructions below)	☐ Daniel Promislo
☐ R. Randle Scarborough
INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee for whom you wish to withhold authority to vote, as shown here ☑
2.	PROPOSAL TO APPROVE THE SELECTION OF GRANT THORNTON LLP AS INDEPENDENT PUBLIC ACCOUNTANTS FOR 2006 FISCAL YEAR.
               ☐ FOR           ☐ AGAINST           ☐ ABSTAIN

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER SPECIFIED HEREIN BY THE UNDERSIGNED. IF NO CHOICE IS SPECIFIED, THIS PROXY WILL BE VOTED FOR ALL NOMINEES LISTED AND FOR APPROVAL OF GRANT THORNTON LLP AS INDEPENDENT PUBLIC ACCOUNTANTS FOR RAIT INVESTMENT TRUST FOR FISCAL 2006. THIS PROXY ALSO DELEGATES DISCRETIONARY AUTHORITY TO VOTE WITH RESPECT TO ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT, POSTPONEMENT OR CONTINUATION THEREOF. BY EXECUTING THIS PROXY, THE UNDERSIGNED HEREBY REVOKES ALL PRIOR PROXIES.
Please check the box if you plan to attend the meeting: ☐
     To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

Date:

Signature of Shareholder
Date:

Signature of Shareholder
NOTE: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If the signer is a partnership, please sign in partnership name by authorized person.